                                  EXHIBIT 99.1





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[BELCO LOGO]

NEWS RELEASE
------------

FROM:            BELCO OIL & GAS CORP.
                 767 FIFTH AVENUE - 46TH FLOOR
                 NEW YORK, NY 10153
                 WWW.BELCOOIL-GAS.COM

                 CONTACT:  DOMINICK J. GOLIO, CHIEF FINANCIAL OFFICER -
                           (212) 508-9513

FOR IMMEDIATE RELEASE

BELCO OIL & GAS CORP. ANNOUNCES FOURTH QUARTER AND 1997 RESULTS

Tuesday, February 24, 1998

         New York, New York - Belco Oil & Gas Corp. (NYSE:BOG) announced today its financial results for the fourth quarter and calendar year 1997. Fourth quarter oil and gas revenues increased 51% to $41.4 million from $27.4 million for the comparable period in 1996. Pro forma net income for the quarter increased 32% to $12.3 million or $0.39 per diluted common share, (including commodity price risk management activities and excluding the previously announced non-cash full cost ceiling test provision principally related to the acquisition of Coda Energy, Inc.), compared to $9.6 million or $0.30 per diluted common share in the prior year. The Company generated $29.5 million in discretionary cash flow or $0.93 per share in the fourth quarter of 1997 compared to $30.7 million or $1.02 per share in 1996.

         For the year ended December 31, 1997, total revenues increased 9% to $126.8 million compared to $116.4 million for 1996. Net income for 1997 was $40.6 million or $1.29 per diluted common share, excluding the effects of the fourth quarter non-cash full cost ceiling test provision. For 1996, pro forma net income was $42.6 million or $1.42 per diluted common share excluding a one-time non-cash deferred tax charge of $30.1 million recognized as a result of the combination consummated on March 29, 1996 in connection with the Company's Initial Public Offering. The decrease in net income, exclusive of the non-cash full cost ceiling test provision, is primarily due to additional operating expenses, including a higher DD&A rate, offset in part by higher overall revenues. After giving effect to the previously announced $150 million non-cash full cost ceiling test provision ($97.5 million after tax), primarily related to the acquisition of Coda in November, 1997 and the related SFAS 109 and purchase accounting compliance requirements, the Company incurred a net loss of $56.9 million, or $(1.80) per diluted common share.

         Discretionary cash flow for 1997 totaled $106.0 million or $3.36 per share compared to $108.7 million or $3.63 per share realized in 1996. Weighted average shares outstanding at year-end 1997 and 1996 were 31.6 million and 30.0 million, respectively. Oil production for 1997





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
increased by 63% over 1996 to 1,295,000 barrels, while gas production declined 3% to 49.7 BCF compared to 1996.

                BELCO ENTERS 1998 "BALANCED FOR GROWTH" WITH $170 MILLION BUDGET

         In addition to significantly lengthening Belco's reserve life and balancing the Company's natural gas/oil reserve mix, the acquisition of Coda positioned Belco as a company with four distinct core areas in the Rocky Mountain region, Permian Basin, Mid-Continent region and the Austin Chalk Trend. Year-end estimated proved reserves of 604 BCFE were divided approximately 22% Rocky Mountain region, 29% Permian Basin, 29% Mid-Continent region, 18% Austin Chalk Trend and 2% Other. The current 1998 capital expenditure budget is estimated to total approximately $170 million (including $10 million for acreage and seismic) which will be spent primarily on drilling and acquisitions in the Company's four core areas.

         Belco Oil & Gas Corp. is an independent energy company engaged in the exploration, development, acquisition and production of natural gas and oil.




This press release includes forward looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although BOG believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward looking statements herein include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of the Company to meet its stated business goals.





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                             BELCO OIL & GAS CORP.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                    DECEMBER 31,                        YEAR ENDED
                                                                -------------------                  -------------------
                                                                1997           1996                  1997           1996
                                                                ----           ----                  ----           ----
     REVENUES:

              Oil and gas sales                                 $40,252       $35,780               $129,994      $119,710

              Commodity Price Risk Management Activities

                      Realized Settlements                       (5,164)       (4,180)               (13,060)       (1,767)

                      Mark-to-Market (b) (Non-Cash)               6,359        (4,200)                 6,581        (4,200)
              Interest and other                                    920           804                  3,246         2,653
                                                              ---------       -------               --------       -------

                      Total revenues                             42,367        28,204                126,760       116,396
                                                              ---------       -------               --------       -------

     COSTS AND EXPENSES:
              Oil and gas operating expenses                      6,102         2,021                 12,758         7,847

              Depreciation, depletion and amortization           14,494        11,013                 46,684        40,904

              General and administrative                          1,437           615                  3,913         3,059

              Interest expenses                                   1,668             0                  1,668             0

              Impairment of oil and gas properties              150,000             0                150,000
                                                              ---------       -------               --------       -------
                      Total costs and expenses                  173,701        13,649                215,023        51,810
                                                              ---------       -------               --------       -------
     INCOME (LOSS) BEFORE INCOME TAXES                         (131,334)       14,555                (88,263)       64,586

     PROVISION BENEFIT FOR INCOME TAXES                         (46,091)        5,261                (31,355)       46,404     (a)
                                                              ---------       -------               --------       -------

     NET INCOME (LOSS)                                        $ (85,243)      $ 9,294               $(56,908)      $18,182     (a)
                                                              =========       =======               ========       =======

     PRO FORMA NET INCOME
              Income (loss) before income taxes               $(131,334)      $14,555               $(88,263)      $64,586
              Pro forma provision (benefit) for income          (46,091)        4,939                (31,355)       21,950
                                                              ---------       -------               --------       -------

                      Pro forma net income (loss)             $ (85,243)      $ 9,616               $(56,908)      $42,636
                                                              =========       =======               ========       =======
     PRO FORMA NET INCOME (LOSS) PER COMMON SHARE             $   (2.70)      $  0.30               $  (1.80)      $  1.42
                                                              =========       =======               ========       =======

     WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  31,582        31,500                 31,582        29,986
                                                              =========       =======               ========       =======



(a) Includes a one-time non-cash deferred tax charge of $30.1 million recognized as a result of the Combination consummated on March 29, 1996 in connection with the Company's Initial Public Offering and discussed in the Belco Oil & Gas Corp. Prospectus dated March 25, 1996. Historical net income per share, including the deferred tax charge, was $0.61 for the year ended December 31, 1996. The pro forma amounts present the Company as if a taxable corporation for all periods and is based on the average number of shares outstanding during the period assuming the Combination.

(b)      Includes cash premiums received and non-cash accruals.





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         The following table sets forth certain operations data of the Company for the periods presented:

                                                                 THREE MONTHS ENDED                YEARS ENDED
                                                                    DECEMBER 31,                   DECEMBER 31,
                                                                1997            1996           1997            1996
                                                                ----------------------        -------------------------
 Oil and Gas Sales(1)                                           $41,447        $27,400        $123,515       $113,743


 Weighted Average Sales Prices (Unhedged):

          Oil (per Bbl)                                         $ 18.48        $ 23.39        $  19.28       $  21.30

          Gas (per Mcf)                                            2.32           2.39            2.11           2.00


 Net Production Data:

          Oil (MBbl)                                                578            219           1,295            794

          Gas (MMcf)                                             12,737         12,037          49,710         51,289

          Gas equivalent (Mmcfe)                                 16,210         13,351          57,479         56,053


 Data per Mcfe:

          Oil and gas sales revenues (Unhedged)                 $  2.48        $  2.68        $   2.26       $   2.14

 Commodity Price Risk Management Activities -

                  Realized Settlements                            (0.32)         (0.31)          (0.23)          0.06

                  Mark-to-market                                   0.39          (0.31)           0.11          (0.17)

          Oil and gas operating expenses                          (0.38)         (0.14)          (0.22)         (0.14)

          General and administrative                              (0.09)         (0.06)          (0.07)         (0.06)

          Depreciation, depletion and amortization                (0.89)         (0.82)          (0.81)         (0.73)
                                                                -------

          Pre-tax operating profit(2)                           $  1.19        $  1.04        $   1.04       $   1.10
                                                                =======        =======        ========       ========

          Gross cash margin                                     $  1.69        $  2.17        $   1.74       $   2.00
                                                                =======        =======        ========       ========

_____________________________

(1) Includes net results of commodity price risk management activities.

(2) Excludes interest income and interest expense.





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